Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Health-Right Discoveries, Inc. of our report dated April 17, 2018, relating to the consolidated financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement

/s/Paritz & Company, PA

Hackensack, New Jersey

May 8, 2018